UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by Registrant [  X  ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[     ]    Preliminary Proxy Statement
[     ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ X ]    Definitive Additional Materials
[     ]    Soliciting Material Pursuant to §240.14a-12

CENTRAL VALLEY COMMUNITY BANCORP
(Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing Fee (Check the appropriate box)
[ X ]    No fee required
[     ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1.    Title of each class of securities to which transaction applies

2.    Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.    Proposed maximum aggregate value of transaction:

5.    Total fee paid:

[    ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.    Amount Previously Paid:

2.    Form, Schedule or Registration Statement No.

3.    Filing Party:

4.    Date Filed:

CENTRAL VALLEY COMMUNITY BANCORP

7100 N. Financial Drive, Suite 101
Fresno, California 93720

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

The following Notice relates to the proxy statement (the “Proxy Statement”) of Central Valley Community Bancorp (the “Company”), dated April 1, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 20, 2020. This Supplement is being filed with the Securities and Exchange Commission and was made available to shareholders and others by means of a press release that was also posted on the Company’s website on May 13, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

CENTRAL VALLEY COMMUNITY BANCORP

ADDITIONAL ANNUAL MEETING INFORMATION

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP ANNOUNCES
ANNUAL MEETING OF SHAREHOLDERS WILL BE BROADCASTED ONLINE

FRESNO, CALIFORNIA…May 13, 2020…The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the bank holding company and parent company of Central Valley Community Bank (Bank), headquartered in Fresno, California, announced today that as a COVID-19 precautionary and safety measure, its Wednesday, May 20, 2020 Annual Meeting of Shareholders (Annual Meeting) will be broadcasted online. This will permit shareholders to view the Annual Meeting even if they are prohibited from attending in person due to state and local health orders. Only a select group of Company management will be permitted to attend the meeting in person unless general attendance is permitted by federal, state and local health orders and directives. Although shareholders who view the broadcast online will not be considered present at the meeting and will not be counted towards a quorum or permitted to vote during the meeting, they will be permitted to ask questions and continue to be informed. Because the votes of its shareholders are very important, the Company encourages all shareholders to vote in advance of the Annual Meeting in accordance with the proxy materials previously provided.

Viewing the Broadcast of the Annual Meeting
Viewing the broadcast will begin at 4:45 p.m. PDT on Wednesday, May 20, 2020 and will remain available throughout the meeting at the following link: www.meetingcenter.io/254360703. If you are a holder of record of common stock of Central Valley Community Bancorp at the close of business on May 15, 2020 (the Record Date) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare) and would like to ask a question during the meeting, you will need to enter your 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials previously mailed to you. If you have misplaced your 15-digit control number, please contact Computershare at (877) 373-6374 prior to the Annual Meeting to obtain another number. The meeting password for shareholders of record is CVCY2020. For convenience online access to Central Valley Community Bancorp proxy materials is available at www.edocumentview.com/CVCY. If you are not a shareholder and would like to view the broadcast in listen-only mode, click on this link www.meetingcenter.io/254360703, click Join, select “I am a Guest,” enter information requested, and select Enter to join the Annual Meeting. Please note that “Guests” will not have the ability to ask questions during the Annual Meeting.

Viewing as a Beneficial Owner
If you are viewing the broadcast of the meeting as a beneficial holder of common stock, please contact Computershare at (877) 373-6374 for more information prior to the Annual Meeting.

Asking Questions during the Meeting
If you are a shareholder of record or registered beneficial owner, questions may be submitted by accessing the meeting center and clicking on the message icon in the upper right hand corner of the page. To return to the main page, click the “i” icon at the top of the screen. Management of the Company will choose which questions they will answer within their discretion.

Voting Shares
You will not be able to vote your shares remotely during the Annual Meeting and may not be permitted to attend in person if prohibited by state and local health orders. Your vote is important. We ask that you submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials to ensure that your shares are represented. If you are prohibited from attending the Annual Meeting in person by state or local health orders, you will not be able to vote in person or rescind your proxy during the Annual Meeting.

About Central Valley Community Bank
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 opening to the public in January 1980, and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates full-service offices throughout California’s San Joaquin Valley and

Greater Sacramento regions. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.

Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, Robert J. Flautt, James M. Ford, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, Dorothea D. Silva and William S. Smittcamp. Sidney B. Cox is Director Emeritus. More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.

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CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322

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